                                EXHIBIT 23 (i)
                    STATUTORY FINANCIAL STATEMENT SCHEDULES

                     MML BAY STATE LIFE INSURANCE COMPANY
SCHEDULE I: SCHEDULE OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                               December 31, 1996
                                (In Thousands)

                                                                                                  Amount at
                                                           Carrying                             which shown on
Type of Investment                                          Value           Fair Value           Balance Sheet
------------------                                         --------         ----------           -------------
Bonds:
    U.S. Treasury Securities and Obligations of U.S.
       Government Corporations and Agencies               $  7,768             $  7,806              $  7,768
    Mortgage-backed securities                               8,266                8,243                 8,266
    Industrial Securities                                   28,896               29,044                28,896
                                                           -------              -------               -------
Total Bonds                                                $44,930              $45,093               $44,930
                                                           -------              =======               -------

Policy Loans                                                 9,988                                      9,988
Cash and Short-term investments                              7,014                                      7,014
                                                           -------                                    -------
     Total Investments                                     $61,932                                    $61,932
                                                           =======                                    =======


                     MML BAY STATE LIFE INSURANCE COMPANY
                           SCHEDULE IV: REINSURANCE
                                (In Thousands)

                                                                       Ceded        Assumed                         Percentage of
                                                       Gross          to Other    from Other            Net        Amount Assumed
Year ended December 31, 1996                          Amount          Companies    Companies           Amount           to Net
----------------------------                          ------          ---------    ---------           ------           ------
Life Insurance in Force                             $14,665,327       $1,604,851     $0.0           $13,060,476          0.0%
                                                    ===========       ==========     ====           ===========          ====

Premiums and other considerations
  Individual life & annuities                     $     198,825     $      3,601     $0.0              $195,224          0.0%
  Group life & annuities                                246,178              190      0.0               245,988          0.0
                                                  -------------    -------------     ----          ------------          ---
Total Premium and other considerations            $     445,003     $      3,791     $0.0          $    441,212          0.0%
                                                  =============     ============     ====          ============          ====

Year ended December 31, 1995
----------------------------
Life Insurance in Force                            $  6,936,847       $1,088,642     $0.0           $ 5,848,205          0.0%
                                                   ============       ==========     ====           ===========          ====

Premiums and other considerations
  Individual life & annuities                     $      90,730    $       9,848     $0.0          $     80,882         $0.0
  Group life & annuities                                 12,504              653      0.0                11,851          0.0
                                                  -------------   --------------     ----          ------------         ----
Total Premium and other considerations             $    103,234     $     10,501     $0.0          $     92,733         $0.0
                                                   ============     ============     ====          ============         ====

Year ended December 31, 1994
----------------------------

Life Insurance in Force                             $ 5,123,903       $2,965,198     $0.0           $ 2,158,705          0.0%
                                                    ===========       ==========     ====           ===========          ====

Premiums and other considerations
  Individual life & annuities                     $      52,156     $      4,131     $0.0         $      48,025          0.0%
  Group life & annuities                                  6,988              532      0.0                 6,456          0.0
                                                 --------------    -------------     ----        --------------          ---
Total Premium and other considerations            $      59,144     $      4,663     $0.0         $      54,481          0.0%
                                                  =============     ============     ====         =============          ====

                     MML BAY STATE LIFE INSURANCE COMPANY
                SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS
                                (In Thousands)

                                                               Additions
                                                Balance at      Reserve            Balance at
                                               beginning of   Contributions           end of
  Description                                    period            (1)                period
  -----------                                    ------            ---                ------
As of and for the year ended
       December 31, 1994
--------------------------
Bonds and Short-term Investments                  $ 64            $43                  $107
                                                  ----            ---                  ----
     Total Asset Valuation Reserve                $ 64            $43                  $107
                                                  ====            ===                  ====

As of and for the year ended
       December 31, 1995
--------------------------
Bonds and Short-term Investments                  $107            $47                  $154
                                                  ----            ---                  ----
     Total Asset Valuation Reserve                $107            $47                  $154
                                                  ====            ===                  ====
As of and for the year ended
       December 31, 1996
--------------------------
Bonds and Short- term Investments                 $154            $75                  $229
                                                  ----            ---                  ----
     Total Asset Valuation Reserve                $154            $75                  $229
                                                  ====            ===                  ====

(1) Amounts represent contributions calculated using a statutory formula. Represents the net impact on Shareholder's Equity for investment gains and losses not related to changes in interest rates. This net change in reserves is recorded as a charge to Shareholder's Equity.